Exhibit 10.2
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 16th day of December, 2008, by and among MasTec, Inc., a Florida corporation (the “Company”), and Trust B under the Amended and Restated Living Trust of Leo Wanzek dated February 2, 2000, a North Dakota trust (“QTIP”), Janet L. Wanzek, a North Dakota resident (“Janet”), Wanzek Construction 2008 Irrevocable Trust, a North Dakota trust (“IDIT”), Jon L. Wanzek, a North Dakota resident (“Jon”) and Jon L. Wanzek 2008 Two-Year Irrevocable Annuity Trust, a North Dakota trust (“GRAT”) (QTIP, Janet, IDIT, Jon and GRAT taken together are the “Sellers”), and Jon, as Sellers’ Representative (the “Sellers’ Representative”).
RECITALS
     A. As a condition to the closing of the Stock Purchase Agreement dated as October 4, 2008, as subsequently amended, among the Company, as guarantor, MasTec North America, Inc., a Florida corporation and wholly owned subsidiary of the Company, as buyer, and the Sellers (the “Stock Purchase Agreement), the parties have agreed to enter into this Agreement setting forth the registration rights associated with all of the shares of the Company’s Common Stock, par value $.10 per share (the “Common Stock”) which the Sellers may acquire pursuant to the Stock Purchase Agreement (the “Shares”), including the MasTec Shares (as defined in the Stock Purchase Agreement) and upon conversion of the Convertible Note (as defined in the Stock Purchase Agreement).
     THE PARTIES HEREBY AGREE AS FOLLOWS:
AGREEMENT
     1. Certain Definitions.
          (a) The term “Act” means the Securities Act of 1933, as amended.
          (b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any successor registration form under the Act subsequently adopted by the SEC.
          (d) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
          (f) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
          (g) The term “SEC” means the Securities and Exchange Commission.
          (i) The term “Shares” has the meaning set forth in Recital A.

2

     2. Registration Rights.
          2.1 Company Registration. If, after the date that is six months from the date hereof, the Company proposes to register any of its Common Stock under the Act in connection with a primary underwritten public offering of its securities solely for cash (a “Company Underwritten Public Offering”), other than registrations on Form S-8 or S-4 (or any successor forms) or registrations in connection with stock purchase plans, then the Company shall, at such time, promptly give the Sellers’ Representative written notice (a “Company Notice”) of such offering. Upon the written request of the Sellers’ Representative given within ten (10) days after mailing of such Company Notice in accordance with Section 3.5, the Company shall take whatever steps are necessary, subject to the provisions of Section 2.3, to include in such Company Underwritten Public Offering all of the Shares that each such Seller has requested to be registered. The Sellers acknowledge and agree that in order to facilitate any such Company Underwritten Public Offering, the Company may, at its sole option, effect the registration of a Form S-3, or other applicable form, pursuant to Rule 415 under the Act prior to the time that it contemplates doing a Company Underwritten Public Offering. In such case, the Sellers agree not to resell any Shares pursuant to such Form S-3 until the time the Sellers’ Representative receives a Company Notice pursuant to this Section 2, and then, only pursuant to the plan of distribution of the Company Underwritten Public Offering and otherwise in accordance with the terms of this Section 2.
          2.2 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Shares of any selling Seller that such Seller shall furnish to the Company such information regarding itself and the Shares held by it as shall be reasonably required to effect the registration of such Seller’s Shares and include the Shares in the Company Underwritten Public Offering.
          2.3 Underwriting Requirements. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Shares of any selling Seller that such Seller shall accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company; provided that any representation or warranty by any Seller shall be several and not joint with the Company or any other Seller and shall only relate to the status of such Seller, the ownership of such Seller of the Shares which such Seller desires to sell pursuant to the underwriting agreement and any information included in the registration statement in reliance upon and in conformity with information furnished in writing by such Seller expressly for use in connection with such registration and the indemnity obligations of any Seller shall be several and not joint with the Company or any other Seller and shall only relate to a breach of such Seller’s representations and warranties. If the total amount of securities, including Shares to be included in such offering pursuant to Section 2.1, exceeds the maximum amount of securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company, then the Company shall only be required to include in the offering such number of Shares, if any, which the underwriters determine in their sole discretion, will not jeopardize the success of the offering (the Shares so included to be apportioned pro rata among the Sellers according to the total amount of securities entitled to be included therein owned by each Sellers or in such other proportions if mutually agreed to by such Sellers).

          2.4 “Market Stand-Off” Agreement. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Shares of any selling Seller that such Seller agree that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company which period shall be the same period that such underwriter requires of the Company’s directors and executive officers, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it at any time during such period (including pursuant to a sale under Rule 144 under the Act, except for any transfer to beneficiaries of any Seller that is a trust), except Common Stock included in such registration; provided, however, that:
               (a) all executive officers and directors of the Company, enter into similar agreements and
               (b) any discretionary waiver or termination of the market stand-off period by the Company or the representatives of the underwriters shall apply to all persons subject to such market stand-off agreement on a pro rata basis.
          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares of the Sellers until the end of such period.
          2.5 Delay of Registration. No Seller shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2; provided that this Section 2.5 shall not abrogate any other rights or remedies of any such Seller hereunder.
          2.6 Indemnification. In the event any Shares are included in a registration statement under this Section 2:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Seller, any underwriter (as defined in the Act) for such Seller and each person, if any, who controls such Seller or such Seller’s securities or such underwriter within the meaning of the Act or the 1934 Act, and each officer, director, agent, employee and partner of the foregoing against any losses, claims, damages or liabilities (joint or several) to which they may become subject insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any other document prepared by the Company incident to such registration, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such indemnified person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it solely arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by such Seller, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Seller will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereto) solely arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished in writing by such Seller expressly for use in connection with such registration, and each such Seller will pay to each such indemnified party any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Seller, which consent shall not be unreasonably withheld.
               (c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of receipt of notice of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6. No indemnifying party, in the defense of any claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

               (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
               (e) The obligations of the Company and Sellers under this Section 2.6 shall survive the completion of any offering of Shares in a registration statement under this Section 2, and otherwise.
               (f) Notwithstanding the foregoing, except to the extent set forth herein with respect to indemnification of the Company to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
          2.7 Expenses of Registrations. The Company shall bear and pay all expenses, other than underwriting discounts, brokers’ commissions and the like, incurred in connection with any registration, filing or qualification pursuant to this Section 2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees relating or apportionable thereto, and the fees and disbursements of counsel and accountants for the Company. The Sellers shall be responsible for all underwriting discounts, brokers’ commissions and the like with respect to their respective Shares and any other fees and expenses incurred by them or on their behalf (including, without limitation, fees and expenses of their own counsel and advisors).
          2.8 Assignment of Registration Rights. The rights to cause the Company to register Shares pursuant to this Section 2 may not be assigned; provided however, that each Seller that is a trust may assign its rights under this Agreement to the beneficiaries of such trust in connection with the distribution of Shares to such beneficiaries.
          2.9 Termination of Registration Rights. The right of any Seller to request inclusion in any registration pursuant to Section 2 shall terminate 5 years after the date hereof.

     3. Miscellaneous.
          3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflict of laws principles to the extent that such principles would require the application of laws other than the laws of the State of Florida. Venue for any action brought hereunder shall be in Miami-Dade County, Florida and the parties hereto waive any claim that such forum is inconvenient.
          3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Such counterparts may be delivered by telecopy or other electronic means.
          3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          3.5 Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy or by a national overnight courier service, postage prepaid, addressed as follows: if to the Company, addressed to MasTec, Inc. 800 S. Douglas Road, 12th Floor, Coral Gables, FL 33134 , telecopy number 305-599-1800, Attention: General Counsel, with a copy to its counsel, Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131, telecopy number 305-961-5722, Attention: Barbara J. Oikle, Esq.; if to any Seller, addressed to the Seller Representative at 16553 37th Street SE Fargo, ND 58103 facsimile No.: (701) 282-6166; or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered by telecopier, telex or mail.
          3.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Shareholder Representative.
          3.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          3.8 Entire Agreement; Waiver. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersede any previous agreement or understanding between or among the parties with respect to such subjects, including, without limitation, the Prior Agreement.

          3.10 Dispute Resolution. If the parties should have a material dispute arising out of or relating to this Agreement or the parties’ respective rights and duties hereunder, then the parties will resolve such dispute in the following manner: (i) any party may at any time deliver to the others a written notice setting forth a brief description of the issue for which such notice initiates the dispute resolution mechanism contemplated by this Section 3.10; (ii) during the forty-five (45) day period following the delivery of the notice described in Section 3.10(i) above, appropriate representatives of the various parties will meet and seek to resolve the disputed issue through negotiation then within thirty (30) days after the period described in Section 3.10(ii) above, the parties will refer the issue (to the exclusion of a court of law) to final and binding arbitration in Miami, Florida in accordance with the then existing rules (the “Rules”) of the American Arbitration Association (“AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of Florida, regardless of principles of conflicts of laws. In any arbitration pursuant to this Agreement, (i) discovery shall be allowed and governed by the Florida Code of Civil Procedure and (ii) the award or decision shall be rendered by a majority of the members of a Board of Arbitration consisting of three (3) members with experience in securities transactions, one of whom shall be appointed by each of the respective parties and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of said two party-appointed arbitrators. In the event of failure of said two arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceedings, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. Nothing set forth above shall be interpreted to prevent the parties from agreeing in writing to submit any dispute to a single arbitrator in lieu of a three (3) member Board of Arbitration. Upon the selection of the Board of Arbitration (or if the parties agree otherwise in writing, a single arbitrator), an award or decision shall be rendered within in more than forty-five (45) days. Notwithstanding the foregoing, the request by either party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to arbitration and may be adjudicated only by the courts of the State of Florida or the U.S. District Court in Florida.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MASTEC, INC.
By:	/s/ Robert E. Apple
	Name:	Robert E. Apple
Its: Chief Operating Officer

SELLERS: Trust B under the Amended and Restated Living Trust of Leo Wanzek dated February 2, 2000
By:	/s/ Jon Wanzek
	Name:	Jon Wanzek
Its: Trustee

Wanzek Construction 2008 Irrevocable Trust
By:	/s/ Jon Wanzek
	Name:	Jon Wanzek
Its: Administrative Trustee

By:	/s/ Kevin Gourde
	Name:	Kevin Gourde
Its: Independent Trustee

/s/ Janet L. Wanzek
Janet L. Wanzek, an individual

/s/ John L. Wanzek
Jon L. Wanzek, an individual

Jon L. Wanzek Two-Year Irrevocable Annuity Trust
By:	/s/ Jon Wanzek
	Name:	Jon Wanzek
Its: Trustee

By:	Kevin Gourde
	Name:	Kevin Gourde
Its: Independent Trustee

/s/ Jon L. Wanzek
Jon L. Wanzek, as Sellers’ Representative